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                                                                    EXHIBIT 10.3














                                ADKNOWLEDGE INC.

                               SERIES D PREFERRED

                            STOCK PURCHASE AGREEMENT

                                  March 4, 1998


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                                TABLE OF CONTENTS


                                                                          Page
                                                                          ----
1.    Purchase and Sale of Stock .......................................    1
      1.1   Sale and Issuance of Series D Preferred Stock ..............    1
      1.2   Closings ...................................................    1

2.    Representations and Warranties of the Company ....................    2
      2.1   Organization, Good Standing and Qualification ..............    2
      2.2   Capitalization and Voting Rights ...........................    2
      2.3   Subsidiaries ...............................................    3
      2.4   Authorization ..............................................    3
      2.5   Valid Issuance of Series D Preferred Stock .................    3
      2.6   Governmental Consents ......................................    4
      2.7   Offering ...................................................    4
      2.8   Litigation .................................................    4
      2.9   Proprietary Information ....................................    5
      2.10  Patents and Trademarks .....................................    5
      2.11  Compliance with Other Instruments ..........................    5
      2.12  Agreements .................................................    5
      2.13  Related-Party Transactions .................................    6
      2.14  Registration Rights ........................................    6
      2.15  Corporate Documents ........................................    7
      2.16  Title to Property and Assets ...............................    7
      2.17  Employee Benefit Plans .....................................    7
      2.18  Insurance ..................................................    7
      2.19  Employment Matters .........................................    7
      2.20  Small Business Concern .....................................    7
      2.21  Disclosure .................................................    7
      2.22  Taxes ......................................................    8
      2.23  Stock Issuances to Founders and Employees ..................    8
      2.24  Financial Statement ........................................    8
      2.25  Changes in Conditions ......................................    8
      2.26  Environmental and Safety Laws ..............................    9

3.    Representations and Warranties of the Investors ..................    9
      3.1   Authorization ..............................................    9
      3.2   Purchase Entirely for Own Account ..........................    9
      3.3   Disclosure of Information ..................................    9
      3.4   Investment Experience ......................................    9
      3.5   Restricted Securities ......................................   10
      3.6   Further Limitations on Disposition .........................   10



                                        i
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
      3.7   Legends ....................................................   10
      3.8   Further Representations by Foreign Investors ...............   11

4.    California Commissioner of Corporations ..........................   11
      4.1   Corporate Securities Law ...................................   11

5.    Conditions of Investors' Obligations at each Closing .............   11

      5.1   Representations and Warranties .............................   11
      5.2   Performance ................................................   11
      5.3   Compliance Certificate .....................................   12
      5.4   Qualifications .............................................   12
      5.5   Board of Directors .........................................   12
      5.6   Restated Articles ..........................................   12
      5.7   Amended and Restated Investor Rights Agreement .............   12
      5.8   Co-Sale Agreement ..........................................   12
      5.9   Opinion of Company Counsel .................................   12
      5.10  Consent and Waivers ........................................   12
      5.11  Proceedings and Documents ..................................   12

6. Conditions of the Company's Obligations at each Closing .............   13
      6.1   Representations and Warranties .............................   13
      6.2   Payment of Purchase Price ..................................   13
      6.3   Performance ................................................   13
      6.4   Qualifications .............................................   13
      6.5   Restated Articles ..........................................   13
      6.6   Amended and Restated Investor Rights Agreement .............   13
      6.7   Co-Sale Agreement ..........................................   13

7.    Miscellaneous ....................................................   13
      7.1   Survival of Warranties .....................................   13
      7.2   Successors and Assigns .....................................   13
      7.3   Governing Law ..............................................   14
      7.4   Counterparts ...............................................   14
      7.5   Titles and Subtitles .......................................   14
      7.6   Notices ....................................................   14
      7.7   Finder's Fee ...............................................   14
      7.8   Expenses ...................................................   14
      7.9   Amendments and Waivers .....................................   15
      7.10  Severability ...............................................   15
      7.11  Aggregation of Stock .......................................   15
      7.12  Entire Agreement ...........................................   15




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                                List of Schedules

Schedule A   Schedule of Investors
Schedule B   Schedule of Exceptions

                                List of Exhibits

Exhibit A    Amended and Restated Articles of Incorporation

Exhibit B    Amended and Restated Investor Rights Agreements

Exhibit C    Co-Sale Agreement
















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                               SERIES D PREFERRED
                            STOCK PURCHASE AGREEMENT


      This Series D Preferred Stock Purchase Agreement (the "Agreement") is made this 4th day of March 1998, by and among AdKnowledge Inc., a California corporation (the "Company"), and the investors listed on the Schedule of Investors attached hereto as Schedule A, each of which is herein referred to as an "Investor."

            THE PARTIES HEREBY AGREE AS FOLLOWS:

            1.    PURCHASE AND SALE OF STOCK.

                  1.1   Sale and Issuance of Series D Preferred Stock.

                        (a) The Company shall adopt and file with the Secretary of State of the State of California on or before the First Closing (as defined below) the Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit A (the "Restated Articles").

                        (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at each Closing (as defined below) and the Company agrees to sell and issue to each Investor, severally and not jointly, at each Closing that number of shares of the Company's Series D Preferred Stock set forth opposite each Investor's name on Schedule A hereto under the headings "First Closing" and "Second Closing," respectively, for the purchase price set forth thereon.

                  1.2   Closings.

                        (a) The first purchase and sale of the Series D Preferred Stock will take place at the offices of Brobeck, Phleger & Harrison, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California, at 10:00 a.m. on March 4, 1998, or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series D Preferred Stock sold pursuant hereto shall mutually agree in writing (the "First Closing").

                        (b) The second purchase and sale of the Series D Preferred Stock will take place at the offices of Brobeck, Phleger & Harrison, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California, at 10:00 a.m. on March 4, 1998, or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series D Preferred Stock sold pursuant hereto shall mutually agree in writing (the "Second Closing" and collectively with the First Closing, a "Closing").

                        (c) At each Closing, the Company shall deliver to each Investor a certificate representing the shares of Series D Preferred Stock that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness or such other form of payment as shall be mutually agreed upon by such Investor and the Company. In the event that payment by an Investor is made, in whole or in part, by cancellation of indebtedness, then such Investor shall surrender to the Company for cancellation at such Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance reasonably acceptable to the Company.

            2. Representations and Warranties of the Company. The Company hereby represents and warrants to each investor, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") attached hereto as Schedule B, which exceptions shall be deemed to be representations and warranties as if made hereunder, the following:

                  2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted and possesses all governmental and other permits, licenses and other authorizations to own its properties as now owned and to carry on its business as presently conducted and as proposed to be conducted. The Company has made available to each Investor or its special counsel true, correct and complete copies of the Company's Articles of Incorporation and Bylaws, each as amended to date.

                  2.2 Capitalization and Voting Rights. Assuming the filing of the Restated Articles and the consummation of the transactions contemplated herein, the authorized capital of the Company consists, or will consist as of the First Closing, of:

                        (a) Preferred Stock. 24,103,192 shares of Preferred Stock (the "Preferred Stock"), of which 525,000 shares have been designated Series A Preferred Stock (the "Series A Preferred Stock"), all of which shall be issued and outstanding, 5,512,000 shares have been designated Series B Preferred Stock (the "Series B Preferred Stock"), all of which shall be issued and outstanding, 576,192 shares have been designated Series C-1 Preferred Stock (the "Series C-1 Preferred Stock"), 569,525 of which shall be issued and outstanding, 615,016 shares have been designated Series C-2 Preferred Stock (the "Series C-2 Preferred Stock"), 605,122 of which shall be issued and outstanding, 2,442,366 shares have been designated Series C-3 Preferred Stock (the "Series C-3 Preferred Stock"), 2,282,730 of which shall be issued and outstanding, and 14,432,618 shares have been designated Series D Preferred Stock (the "Series D Preferred Stock"), all of which may be sold pursuant to this Agreement. The rights, privileges and preferences of the Series A, Series B, Series C-1, Series C-2, Series C-3 and Series D Preferred Stock will be as stated in the Company's Restated Articles.

                        (b) Common Stock. 37,396,808 shares of common stock ("Common Stock"), of which 6,079,945 shares shall be issued and outstanding.



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

                        (c) Except for (A) the conversion privileges of the Series A, Series B, Series C-1, Series C-2, Series C-3 and Series D Preferred Stock, (B) the rights of first offer provided in Paragraph 2.6 of the Amended and Restated Investor Rights Agreement of even date herewith in the form attached hereto as Exhibit B, by and among the Company and certain investors (the "Amended and Restated Investor Rights Agreement"), (C) a total of 6,890,049 shares of Common Stock (including 40,049 shares which were repurchased after the sale of the Series B Preferred Stock) have been reserved for issuance, either directly or through options, to employees, directors and consultants to the Company, of which 1,008,084 shares of Common Stock have been issued upon exercise of options and 1,872,442 shares of Common Stock are currently committed to employees of the Company pursuant to outstanding options, (D) warrants to purchase 6,667 shares of Series C-1 Preferred Stock, (E) warrants to purchase 9,894 shares of Series C-2 Preferred Stock, and (F) warrants to purchase 159,636 shares of Series C-3 Preferred Stock, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. Except as provided in the Restated Articles, the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

                  2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

                  2.4 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Amended and Restated Investor Rights Agreement, the Co-Sale Agreement (attached hereto as Exhibit C) and any other agreement to which the Company is a party the execution and delivery of which is contemplated hereby (collectively referred to hereafter as the "Ancillary Agreements"), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series D Preferred Stock being sold hereunder and the Common Stock issuable upon any conversion of the Series D Preferred Stock as provided in the Restated Articles has been taken or will be taken prior to the First Closing, and this Agreement and all of the Ancillary Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Amended and Restated Investor Rights Agreement may be limited by applicable federal or state securities laws.

                  2.5 Valid Issuance of Series D Preferred Stock. The Series D Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed



                                       3
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herein, will be duly and validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Amended and Restated Investor Rights Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series D Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Amended and Restated Investor Rights Agreement and under applicable state and federal securities laws. No shareholder of the Company has any right of first refusal or any preemptive rights in connection with the issuance and sale of the Series D Preferred Stock.

                  2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected within fifteen (15) days of the sale of the Series D Preferred Stock hereunder.

                  2.7 Offering. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, (i) the offer, sale and issuance of the Series D Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption and (ii) the Series D Preferred Stock that is being purchased by the Investors hereunder will be issued in compliance with all applicable federal and state securities laws.

                  2.8 Litigation. There is no action, suit, proceeding or investigation pending or, to the best of the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement, the Ancillary Agreement or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (on any basis known to the Company) involving the prior employment of any employees of the Company, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

                  2.9 Proprietary Information. Each current and former employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in substantially the form provided to the Investors. The Company is not aware that any of its employees, officers or consultants are in violation of such agreements.

                  2.10 Patents and Trademarks. The Company has sufficient license, title or ownership of all trademarks, service marks, trade names and copyrights, and to its knowledge, the Company has sufficient license, title or ownership of all patents necessary for its business as now conducted without any conflict with or infringement of the rights of others. The Company is not aware of and has not received any communications alleging that the Company has violated any of the patents, trademarks, service marks, trade names or copyrights of any other person or entity. The Company is not aware that any of its employees is obligated under or in violation of any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employees' best efforts to promote the interests of the Company or that would conflict with the business of the Company as now conducted. Except for inventions that may be licensed by the Company without charge, the Company does not believe that it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

                  2.11 Compliance with Other Instruments. The Company is not in violation or default in any material respect of any provision of its Restated Articles or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties, which would have a material adverse effect on the Company.

                  2.12  Agreements.

                        (a) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve
(i) the license of any patent, copyright, trade secret or other proprietary right to or from the Company, (ii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iii) indemnification by the Company with respect to infringement of proprietary rights.



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

                        (b) Except for agreements explicitly contemplated hereby and by the Ancillary Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

                        (c) The Schedule of Exceptions contains a list of all agreements of the Company that involves current obligations of the Company or any other party thereto in excess of $50,000 and the loss of which would have a material adverse effect on the business of the Company.

                        (d) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                        (e) For the purposes of subsection (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company or the Subsidiaries have reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                        (f) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Articles or Bylaws that adversely affects its business, its properties or its financial condition as now conducted or as proposed to be conducted.

                  2.13 Related-Party Transactions. No employee, officer or director of the Company, or member of his or her immediate family, is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

                  2.14 Registration Rights. Except as provided in the Amended and Restated Investor Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.



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

                  2.15 Corporate Documents. The Restated Articles and Bylaws of the Company are in the form provided to the Investors.

                  2.16 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of the Company's knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

                  2.17 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

                  2.18 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

                  2.19 Employment Matters. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

                  2.20 Small Business Concern. The Company, together with its "affiliates" (as that term is defined in 13 C.F.R. Section 121.401), is a "small business concern" within the meaning of the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder, including 13 C.F.R. Section 121.301(c)(1). The information set forth in SBA Forms 480, 652 and Part A of 1031 prepared or furnished or to be furnished by the Company is accurate and complete in all material respects. The Company is not an owner of five percent (5%) or more of any lender which is a "Licensee" under the Small Business Investment Act of 1958, as amended. No portion of the proceeds from the sale of the Series D Preferred Stock has been or will be used for any purpose in contravention of any of the provisions of Part 107 of Title 13 of the Code of Federal Regulations.

                  2.21 Disclosure. To the Company's knowledge, neither this Agreement, the Ancillary Agreements, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made. The Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Series D Preferred Stock. To the Company's knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been set forth in this Agreement, the Exhibits hereto, the Restated Investor Rights Agreement or the Co-Sale Agreement.

                  2.22 Taxes. The Company has paid, or made provision for payment of, all taxes which have or may have become due pursuant to income tax returns required to be filed by it or pursuant to any assessment which has been received by it. No federal or state income or sales tax return of the Company has been audited, no deficiency assessment or proposed adjustment of the Company's United States income tax, state or municipal taxes or sales taxes is pending and the Company has no knowledge of any proposed liability for any tax to be imposed on its property or assets. To the best of the Company's knowledge, all individuals who have purchased shares of the Company's Common Stock have timely filed elections under Section 83(b) of the Internal Revenue Code and any analogous provisions of applicable state tax laws.

                  2.23 Stock Issuances to Founders and Employees. Prior issuances of securities to the Company to founders and employees have been made pursuant to stock purchase or stock option agreements that have been approved by the Company's Board of Directors which provide for (i) vesting over a period of at least forty-eight (48) months, (ii) no acceleration of vesting upon an initial public offering or acquisition of the Company, and (iii) a right of first refusal in favor of the Company in the event of certain transfers of shares to third parties, and including a "market stand-off" provision substantially similar to that set forth in Section 1.13 of the Restated Investment Rights Agreement.

                  2.24 Financial Statement. The Company has provided to the Investors or to their special counsel the unaudited balance sheets as of December 31, 1997 for AdKnowledge Inc. (formerly named ClickOver, Inc.) and Focalink Communications, Inc. (such balance sheets being collectively referred to herein as the "Balance Sheets"). The Balance Sheets (A) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except that the unaudited Balance Sheets do not contain footnotes and certain other statements required by GAAP), (B) are in accordance with the books and records of the Company, and (C) present fairly the financial condition of the Company at the date or dates therein indicated and the results of operations for the periods therein specified. Except as set forth in the Balance Sheets, the Company has no material known liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1997 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Balance Sheets, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Balance Sheets, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

                  2.25 Changes in Conditions. Since December 31, 1997, there has not been any change in the assets or liabilities of the Company from that reflected in the Balance

Sheets except changes in the ordinary course of business which have not been in the aggregate materially adverse to the Company.

                  2.26 Environmental and Safety Laws. To the best of the Company's knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, the violation of which would materially adversely affect the Company, and to the best of the Company's knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

            3. Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants that:

                  3.1 Authorization. The Investor has full power and authority to enter into this Agreement and the Ancillary Agreements, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Amended and Restated Investor Rights Agreement may be limited by applicable federal or state securities laws.

                  3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series D Preferred Stock to be received by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing or disposing of the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

                  3.3 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series D Preferred Stock. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series D Preferred Stock and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 hereto or the right of the Investors to rely thereon.

                  3.4 Investment Experience. Such Investor acknowledges that it is an investor in securities of companies in the development stage and that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series D Preferred Stock. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Series D Preferred Stock.

                  3.5 Restricted Securities. Such Investor understands that the securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

                  3.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 and Section 7 of this Agreement and the Amended and Restated Investor Rights Agreement, and:

                        (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                        (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. The Company, however, will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                        (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

                  3.7 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

                        (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                        (b) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code, and any other legend required by applicable state securities and blue sky laws.

                  3.8 Further Representations by Foreign Investors. If an Investor is not a United States person, such Investor hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within his jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Such Investor's subscription and payment for, and his or her continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of his or her jurisdiction.

            4.    CALIFORNIA COMMISSIONER OF CORPORATIONS.

                  4.1 Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

            5. Conditions of Investors' Obligations at each Closing. The obligations of each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the First Closing of each of the following conditions:

                  5.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the First Closing with the same effect as though such representations and warranties had been made on and as of the date of such First Closing.

                  5.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the First Closing. The Company's business and assets shall not have been adversely affected in any material way prior to the First Closing.

                  5.3 Compliance Certificate. The President of the Company shall deliver to each Investor at the First Closing a certificate stating that the conditions specified in Sections 5.1, 5.2 and 5.10 have been fulfilled.

                  5.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the securities pursuant to this Agreement shall be duly obtained and effective as of the First Closing.

                  5.5 Board of Directors. The directors of the Company shall be Yogen Dalal, Russell Siegelman, Scott Kauffman, and Steve Eskenazi.

                  5.6 Restated Articles. The Restated Articles shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and shareholders, and shall have been duly filed with the Secretary of State of the State of California and become legally effective.

                  5.7 Amended and Restated Investor Rights Agreement. The Company, each other Investor and the holders of a majority in interest of the Company's Series A, Series B, Series C-1, Series C-2 and Series C-3 Preferred Stock, voting together as a class, shall have entered into the Amended and Restated Investor Rights Agreement in the form attached hereto as Exhibit B.

                  5.8 Co-Sale Agreement. The Company, each other Investor and each Shareholder (as defined therein) shall have entered into the Co-Sale Agreement in the form attached hereto as Exhibit C.

                  5.9 Opinion of Company Counsel. Each Investor shall have received from Brobeck, Phleger & Harrison LLP, counsel for the Company, an opinion, dated as of the First Closing of form and content satisfactory to special counsel for the Investors.

                  5.10 Consent and Waivers. The Company shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement, the Restated Investor Rights Agreement or the Co-Sale Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, the Restated Investor Rights Agreement or the Co-Sale Agreement.

                  5.11 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the First Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors and their special counsel, and the Investors and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

            6. Conditions of the Company's Obligations at each Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the First Closing of each of the following conditions by that Investor:

                  6.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true on and as of the First Closing with the same effect as though such representations and warranties had been made on and as of the First Closing.

                  6.2 Payment of Purchase Price. Each Investor shall have delivered the purchase price specified in Section 1.1(b).

                  6.3 Performance. Each Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Investors on or before the First Closing.

                  6.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the First Closing.

                  6.5 Restated Articles. The Restated Articles shall have been duly adopted by the Company by all necessary corporate action of its Board of Directors and shareholders, and shall have been duly filed with the Secretary of State of the State of California and become legally effective.

                  6.6 Amended and Restated Investor Rights Agreement. Each Investor and the holders of a majority in interest of the Company's Series A, Series B, Series C-1, Series C-2 and Series C-3 Preferred Stock, voting together as a class, shall have entered into the Investor Rights Agreement in the form attached hereto as Exhibit B.

                  6.7 Co-Sale Agreement. Each Investor and Shareholder (as defined therein) shall have entered into the Co-Sale Agreement in the form attached hereto as Exhibit C.

            7.    MISCELLANEOUS.

                  7.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closings and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

                  7.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities).

Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  7.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                  7.4 Counterparts . This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  7.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given to the party so notified in writing and shall be deemed effectively given upon personal delivery, upon delivery by confirmed facsimile or electronic transmission (with duplicate original sent by United States mail) or three business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                  7.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  7.8 Expenses. Irrespective of whether the Closings are effected, the Company and each Investor shall each pay their respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement. If the First Closing is effected, the Company shall reimburse the reasonable fees and expenses of special counsel for the Investors, such reimbursement not to exceed $10,000. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Ancillary Agreements or the Restated Articles, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  7.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Series D Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

                  7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  7.11 Aggregation of Stock. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  7.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.


                [Remainder of This Page Intentionally Left Blank]

            IN WITNESS WHEREOF, the parties have executed this Series D Preferred Stock Purchase Agreement as of the date first above written.



COMPANY:                                ADKNOWLEDGE INC.



                                        By: /s/ SCOTT KAUFFMAN
                                            -----------------------------------
                                            Scott Kauffman
                                            President

                               Address: 2191 Bayshore, Suite 100
                                        Palo Alto, CA 94303



INVESTORS:
                                        ---------------------------------------


                                        By:
                                            -----------------------------------

                                        Title:
                                               --------------------------------

                               Address:
                                        ---------------------------------------

                                        ---------------------------------------





                     [SIGNATURE PAGE TO SERIES D PREFERRED
                           STOCK PURCHASE AGREEMENT]

            IN WITNESS WHEREOF, the parties have executed this Series D Preferred Stock Purchase Agreement as of the date first above written.



COMPANY:                                ADKNOWLEDGE INC.



                                        By:
                                            -----------------------------------
                                            Scott Kauffman
                                            President

                               Address: 2191 Bayshore, Suite 100
                                        Palo Alto, CA 94303



INVESTORS:                              WALDEN-SBIC, L.P.
                                        ---------------------------------------


                                        By: /s/ GEORGE SARLO
                                            -----------------------------------

                                        Title: GEORGE SARLO, GENERAL PARTNER
                                               --------------------------------

                               Address: 750 Battery Street, 7th Floor
                                        San Francisco, CA 94111





                     [SIGNATURE PAGE TO SERIES D PREFERRED
                           STOCK PURCHASE AGREEMENT]

            IN WITNESS WHEREOF, the parties have executed this Series D Preferred Stock Purchase Agreement as of the date first above written.



COMPANY:                                ADKNOWLEDGE INC.



                                        By:
                                            -----------------------------------
                                            Scott Kauffman
                                            President

                               Address: 2191 Bayshore, Suite 100
                                        Palo Alto, CA 94303



INVESTORS:                              WALDEN TECHNOLOGY VENTURES II, L.P.
                                        ---------------------------------------


                                        By: /s/ GEORGE SARLO
                                            -----------------------------------

                                        Title: GEORGE SARLO, GENERAL PARTNER
                                               --------------------------------

                               Address: 750 Battery Street, 7th Floor
                                        San Francisco, CA 94111





                     [SIGNATURE PAGE TO SERIES D PREFERRED
                           STOCK PURCHASE AGREEMENT]

            IN WITNESS WHEREOF, the parties have executed this Series D Preferred Stock Purchase Agreement as of the date first above written.



COMPANY:                                ADKNOWLEDGE INC.



                                        By:
                                            -----------------------------------
                                            Scott Kauffman
                                            President

                               Address: 2191 Bayshore, Suite 100
                                        Palo Alto, CA 94303



INVESTORS:                              WALDEN EDB PARTNERS, L.P.
                                        ---------------------------------------


                                        By: /s/ GEORGE SARLO
                                            -----------------------------------

                                        Title: GEORGE SARLO, GENERAL PARTNER
                                               --------------------------------

                               Address: 750 Battery Street, 7th Floor
                                        San Francisco, CA 94111





                     [SIGNATURE PAGE TO SERIES D PREFERRED
                           STOCK PURCHASE AGREEMENT]

            IN WITNESS WHEREOF, the parties have executed this Series D Preferred Stock Purchase Agreement as of the date first above written.



COMPANY:                                ADKNOWLEDGE INC.



                                        By:
                                            -----------------------------------
                                            Scott Kauffman
                                            President

                               Address: 2191 Bayshore, Suite 100
                                        Palo Alto, CA 94303



INVESTORS:                              WALDEN JAPAN PARTNERS, L.P.
                                        ---------------------------------------


                                        By: /s/ GEORGE SARLO
                                            -----------------------------------

                                        Title: GEORGE SARLO, GENERAL PARTNER
                                               --------------------------------

                               Address: 750 Battery Street, 7th Floor
                                        San Francisco, CA 94111





                     [SIGNATURE PAGE TO SERIES D PREFERRED
                           STOCK PURCHASE AGREEMENT]

            IN WITNESS WHEREOF, the parties have executed this Series D Preferred Stock Purchase Agreement as of the date first above written.



COMPANY:                                ADKNOWLEDGE INC.



                                        By:
                                            -----------------------------------
                                            Scott Kauffman
                                            President

                               Address: 2191 Bayshore, Suite 100
                                        Palo Alto, CA 94303



INVESTORS:                              WALDEN MEDIA & INFORMATION
                                          TECHNOLOGY , L.P.
                                        ---------------------------------------


                                        By: /s/ GEORGE SARLO
                                            -----------------------------------

                                        Title: GEORGE SARLO, GENERAL PARTNER
                                               --------------------------------

                               Address: 750 Battery Street, 7th Floor
                                        San Francisco, CA 94111





                     [SIGNATURE PAGE TO SERIES D PREFERRED
                           STOCK PURCHASE AGREEMENT]

                                 KLEINER PERKINS CAUFIELD & BYERS VIII

                                 By: KPCB VIII Associates, Its General Partner

                                 By: /s/ BROOK BYERS
                                     -------------------------------------------

                                 Name: Brook Byers
                                       -----------------------------------------

                                 Title: General Partner
                                        ----------------------------------------


                                 KPCB INFORMATION SCIENCES ZAIBATSU FUND II

                                 By: KPCB VII Associates, Its General Partner

                                 By: /s/ BROOK BYERS
                                     -------------------------------------------

                                 Name: Brook Byers
                                       -----------------------------------------

                                 Title: General Partner
                                        ----------------------------------------


                                 KPCB JAVA FUND

                                 By: KPCB VIII Associates, Its General Partner

                                 By: /s/ BROOK BYERS
                                     -------------------------------------------

                                 Name: Brook Byers
                                       -----------------------------------------

                                 Title: General Partner
                                        ----------------------------------------


                        Address: c/o Kleiner Perkins Caufield & Byers
                                 2750 Sand Hill Road
                                 Menlo Park, CA 94025-7020





                      [SIGNATURE PAGE TO SERIES D PREFERRED
                            STOCK PURCHASE AGREEMENT]

            IN WITNESS WHEREOF, the parties have executed this Series D Preferred Stock Purchase Agreement as of the date first above written.



COMPANY:                                ADKNOWLEDGE INC.



                                        By:
                                            -----------------------------------
                                            Scott Kauffman
                                            President

                               Address: 2191 Bayshore, Suite 100
                                        Palo Alto, CA 94303



INVESTORS:                              PARTECH U.S. PARTNERS III C.V.
                                        ---------------------------------------


                                        By: Philippe Cases
                                            -----------------------------------

                                        Title: General Partner
                                               --------------------------------

                               Address: c/o Partech International
                                        50 California Street, Suite 3200
                                        San Francisco, CA 94111





                     [SIGNATURE PAGE TO SERIES D PREFERRED
                           STOCK PURCHASE AGREEMENT]

            IN WITNESS WHEREOF, the parties have executed this Series D Preferred Stock Purchase Agreement as of the date first above written.



COMPANY:                                ADKNOWLEDGE INC.



                                        By:
                                            -----------------------------------
                                            Scott Kauffman
                                            President

                               Address: 2191 Bayshore, Suite 100
                                        Palo Alto, CA 94303



INVESTORS:                              PARVEST U.S. PARTNERS II C.V.
                                        ---------------------------------------


                                        By: Vincent Worms
                                            -----------------------------------

                                        Title: General Partner
                                               --------------------------------

                               Address: c/o Partech International
                                        50 California Street, Suite 3200
                                        San Francisco, CA 94111





                     [SIGNATURE PAGE TO SERIES D PREFERRED
                           STOCK PURCHASE AGREEMENT]

            IN WITNESS WHEREOF, the parties have executed this Series D Preferred Stock Purchase Agreement as of the date first above written.



COMPANY:                                ADKNOWLEDGE INC.



                                        By:
                                            -----------------------------------
                                            Scott Kauffman
                                            President

                               Address: 2191 Bayshore, Suite 100
                                        Palo Alto, CA 94303



INVESTORS:                              DOUBLE BLACK DIAMOND II LLC
                                        ---------------------------------------


                                        By: Vincent Worms
                                            -----------------------------------

                                        Title: Managing Member
                                               --------------------------------

                               Address: c/o Partech International
                                        50 California Street, Suite 3200
                                        San Francisco, CA 94111





                     [SIGNATURE PAGE TO SERIES D PREFERRED
                           STOCK PURCHASE AGREEMENT]

            IN WITNESS WHEREOF, the parties have executed this Series D Preferred Stock Purchase Agreement as of the date first above written.



COMPANY:                                ADKNOWLEDGE INC.



                                        By:
                                            -----------------------------------
                                            Scott Kauffman
                                            President

                               Address: 2191 Bayshore, Suite 100
                                        Palo Alto, CA 94303



INVESTORS:                              ALMANORI LIMITED
                                        ---------------------------------------


                                        By: Vincent Worms
                                            -----------------------------------

                                        Title: Director
                                               --------------------------------

                               Address: c/o Partech International
                                        50 California Street, Suite 3200
                                        San Francisco, CA 94111





                     [SIGNATURE PAGE TO SERIES D PREFERRED
                           STOCK PURCHASE AGREEMENT]

            IN WITNESS WHEREOF, the parties have executed this Series D Preferred Stock Purchase Agreement as of the date first above written.



COMPANY:                                ADKNOWLEDGE INC.



                                        By:
                                            -----------------------------------
                                            Scott Kauffman
                                            President

                               Address: 2191 Bayshore, Suite 100
                                        Palo Alto, CA 94303



INVESTORS:                              MULTINVEST LIMITED
                                        ---------------------------------------


                                        By: Vincent Worms
                                            -----------------------------------

                                        Title: General Partner
                                               --------------------------------

                               Address: c/o Partech International
                                        50 California Street, Suite 3200
                                        San Francisco, CA 94111





                     [SIGNATURE PAGE TO SERIES D PREFERRED
                           STOCK PURCHASE AGREEMENT]

                                        MAYFIELD VII


                                        By: [Signature Illegible]
                                            ------------------------------------

                                        Name:
                                              ----------------------------------

                                        Title:
                                               ---------------------------------


                                        MAYFIELD ASSOCIATES FUND II


                                        By: [Signature Illegible]
                                            ------------------------------------

                                        Name:
                                              ----------------------------------

                                        Title:
                                               ---------------------------------


                               Address: c/o Mayfield Funds
                                        2800 Sand Hill Road, #250
                                        Menlo Park, CA 94025














                      [SIGNATURE PAGE TO SERIES D PREFERRED
                            STOCK PURCHASE AGREEMENT]

            IN WITNESS WHEREOF, the parties have executed this Series D Preferred Stock Purchase Agreement as of the date first above written.



COMPANY:                                ADKNOWLEDGE INC.



                                        By:
                                            -----------------------------------
                                            Scott Kauffman
                                            President

                               Address: 2191 Bayshore, Suite 100
                                        Palo Alto, CA 94303



INVESTORS:                              Asian Venture Capital Investment Corp.
                                        ---------------------------------------


                                        By: [Signature Illegible]
                                            -----------------------------------

                                        Title: President
                                               --------------------------------

                               Address: 750 Battery Street, Suite 700
                                        San Francisco, CA 94111





                     [SIGNATURE PAGE TO SERIES D PREFERRED
                           STOCK PURCHASE AGREEMENT]

            IN WITNESS WHEREOF, the parties have executed this Series D Preferred Stock Purchase Agreement as of the date first above written.



COMPANY:                                ADKNOWLEDGE INC.



                                        By:
                                            -----------------------------------
                                            Scott Kauffman
                                            President

                               Address: 2191 Bayshore, Suite 100
                                        Palo Alto, CA 94303



INVESTORS:                              InfoTech Ventures Ltd.
                                        O, W & W Investments Ltd.
                                        ---------------------------------------


                                        By: [Signature Illegible]
                                            -----------------------------------

                                        Title: Managing Director
                                               --------------------------------

                               Address: 750 Battery Street, Suite 700
                                        San Francisco, CA 94111





                     [SIGNATURE PAGE TO SERIES D PREFERRED
                           STOCK PURCHASE AGREEMENT]

            IN WITNESS WHEREOF, the parties have executed this Series D Preferred Stock Purchase Agreement as of the date first above written.



COMPANY:                                ADKNOWLEDGE INC.



                                        By:
                                            -----------------------------------
                                            Scott Kauffman
                                            President

                               Address: 2191 Bayshore, Suite 100
                                        Palo Alto, CA 94303



INVESTORS:                              TWG Investment LDC
                                        ---------------------------------------


                                        By: [Signature Illegible]
                                            -----------------------------------

                                        Title: Director
                                               --------------------------------

                               Address: 750 Battery Street, Suite 700
                                        San Francisco, CA 94111





                     [SIGNATURE PAGE TO SERIES D PREFERRED
                           STOCK PURCHASE AGREEMENT]

                                   SCHEDULE A

                              SCHEDULE OF INVESTORS

                                                     NUMBER OF SHARES             AGGREGATE
                                                        OF SERIES D                PURCHASE
           INVESTORS                                  PREFERRED STOCK               PRICE
           ---------                                  ---------------           -------------
FIRST CLOSING

Walden-SBIC, L.P.                                        1,226,773              $  680,000.27
Walden Technology Ventures II, L.P.                        306,693              $  169,999.93
Walden EDB Partners, L.P.                                  451,020              $  250,000.39
Walden Japan Partners, L.P.                                451,020              $  250,000.39
Walden Media & Information Technology                    3,608,154              $1,999,999.77
KPCB Java Fund                                           1,658,712              $  919,424.06
Kleiner Perkins Caufield & Byers VIII                      651,637              $  361,202.39
KPCB Information Sciences Zaibatsu Fund II                  59,240              $   32,836.73
Partech U.S. Partners III C.V                            2,706,116              $1,500,000.10
Parvest U.S. Partners II C.V                               721,631              $  400,000.06
Double Black Diamond II LLC                                180,408              $  100,000.15
Almanori Limited                                            90,204              $   50,000.08
Multinvest Limited                                          45,102              $   25,000.04
Mayfield VII                                               705,322              $  390,959.98
Mayfield Associates Fund II                                 37,122              $   20,576.72
         Subtotal:                                      12,899,154              $7,150,001.06

SECOND CLOSING

InfoTech Ventures Ltd.                                     541,223              $  299,999.91
Asian Venture Capital Investment Corp.                     375,248              $  207,999.97
TWG Investment LDC                                         346,382              $  191,999.54
O, W & W Investments Ltd.                                  270,611              $  149,999.68
         Subtotal:                                       1,533,464              $  849,999.10
TOTALS:                                                 14,432,618              $8,000,000.16

                                    EXHIBIT A

                 Amended and Restated Articles of Incorporation

                                    EXHIBIT B

                 Amended and Restated Investor Rights Agreements

                                    EXHIBIT C

                                Co-Sale Agreement

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                               OF ADKNOWLEDGE INC
                            A CALIFORNIA CORPORATION


            The undersigned Scott Kauffman and Thi Thumasathit hereby certify that:

            ONE: They are the President and Assistant Secretary, respectively, of AdKnowledge Inc., a California corporation.

            TWO: The Articles of Incorporation of this corporation are hereby amended and restated to read in full as follows:

                                   ARTICLE I

            The name of this corporation is AdKnowledge Inc.

                                   ARTICLE II

            The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

      A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of all classes of stock which the corporation shall have authority to issue is 61,500,000 shares. The total number of shares of Common Stock which the corporation is authorized to issue is 37,396,808. The total number of shares of Preferred Stock which the corporation is authorized to issue is 24,103,192, of which 525,000 shares shall be Series A Preferred Stock, 5,512,000 shares shall be Series B Preferred Stock, 576,192 shares shall be Series C-1 Preferred Stock, 615,016 shares shall be Series C-2 Preferred Stock, 2,442,366 shares shall be Series C-3 Preferred Stock, and 14,432,618 shares shall be Series D Preferred Stock.

      B. Rights, Preferences and Restrictions of the Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article III(B).

            1.    Dividend Provisions.

                  (a) The holders of outstanding shares of Preferred Stock shall be entitled to receive dividends at the rate of $0.01 per share per annum for the Series A Preferred Stock, $0.03 per share per annum for the Series B Preferred Stock, $0.05 per share per annum for the Series C-1 Preferred Stock, $0.21 per share per annum for the Series C-2 Preferred Stock, $0.12 per share per annum for the Series C-3 Preferred Stock and $0.04 per share per annum for the Series D Preferred Stock, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation payable when, as and if declared by the Board of Directors (the "Board"). Such dividends shall not be cumulative. Declared but unpaid dividends with respect to an outstanding share of Preferred Stock shall, upon conversion of such share to Common Stock, be paid to the extent assets are legally available therefor either in cash or in Common Stock (valued at the fair market value on the date of payment as determined by the Board). Any amounts for which such assets are not legally available shall be paid promptly as assets become legally available therefor.

                  (b) After payment of any such dividends, any additional dividends or distributions shall be distributed among all holders of Common Stock and all holders of Preferred Stock in proportion to the number of shares of Common Stock which would be held by each such holder if all outstanding shares of Preferred Stock were converted to Common Stock at the then effective conversion rate.

            2.    Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of the outstanding shares of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the corporation to the holders of Common Stock by reason of their ownership thereof, (i) for the Series A Preferred Stock, an amount per share equal to $0.20 for each outstanding share of Series A Preferred Stock, (ii) for the Series B Preferred Stock, an amount per share equal to $0.4717 for each outstanding share of Series B Preferred Stock, (iii) for the Series C-1 Preferred Stock, an amount per share equal to $0.8451 for each outstanding share of Series C-1 Preferred Stock (the "Series C-1 Liquidation Price"), (iv) for the Series C-2 Preferred Stock, an amount per share equal to $3.2981 for each outstanding share of Series C-2 Preferred Stock (the "Series C-2 Liquidation Price"), (v) for the Series C-3 Preferred Stock, an amount per share equal to $1.9129 for each outstanding share of Series C-3 Preferred Stock (the "Series C-3 Liquidation Price") and (vi) for the Series D Preferred Stock, an amount per share equal to $0.5543 for each outstanding share of Series D Preferred Stock (the "Series D Liquidation Price"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the outstanding shares of Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the outstanding shares of Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                  (b) Upon the completion of the distribution required by subparagraph (a) of this Section 2, the remaining assets of the corporation available for distribution to shareholders shall be distributed among the holders of Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such outstanding shares of Preferred Stock) until, (i) with respect to the holders of Series A Preferred Stock, such holders shall have received an aggregate of $0.80 per share (including amounts paid pursuant to subsection (a) of this Section 2),
(ii) with respect to the holders of Series B Preferred Stock, such holders shall have received an aggregate of $1.8868 per share

(including amounts paid pursuant to subsection (a) of this Section 2), (iii) with respect to the holders of Series C-1 Preferred Stock, such holders shall have received an aggregate of $3.3804 per share (including amounts paid pursuant to subsection (a) of this Section 2), (iv) with respect to the holders of Series C-2 Preferred Stock, such holders shall have received an aggregate of $13.1924 per share (including amounts paid pursuant to subsection (a) of this Section 2),
(v) with respect to the holders of Series C-3 Preferred Stock, such holders shall have received an aggregate of $7.6516 per share (including amounts paid pursuant to subsection (a) of this Section 2) and (vi) with respect to the holders of Series D Preferred Stock, such holders shall have received an aggregate of $2.2172 per share (including amounts paid pursuant to subsection
(a) of this Section 2); thereafter, if assets remain in this corporation, the holders of the Common Stock of this corporation shall receive all of the remaining assets of this corporation pro rata based on the number of shares of Common Stock held by each.

                  (c)   (i)   For purposes of this Section 2, a liquidation,
dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the corporation); or (B) a sale of all or substantially all of the assets of the corporation; unless the corporation's shareholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

                        (ii) In any of such events, if the consideration received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                              (A)   Securities not subject to an investment
letter or other similar restrictions on free marketability covered by (B) below:

                                    (1)   If traded on a securities exchange or
through NASDAQ-NMS, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                                    (2)   If actively traded over-the-counter,
the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                                    (3)   If there is no active public market,
the value shall be the fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock, voting together as a single class.

                              (B)   The method of valuation of securities
subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock, voting together as a single class.

                        (iii) In the event the requirements of this subsection 2(c) are not complied with, this corporation shall forthwith either:

                              (A)   cause such closing to be postponed until
such time as the requirements of this subsection 2(c) have been complied with;
or

                              (B)   cancel such transaction, in which event the
rights, preferences and privileges of the holders of outstanding shares of Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

                        (iv) The corporation shall give each holder of record of Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the voting power of all then outstanding shares of Preferred Stock that are entitled to such notice rights or similar notice rights, voting together as a single class.

                        (v) The rights granted pursuant to this subsection 2(c) are in addition to the rights granted pursuant to Section 5 herein.

            3.    Redemption. The Preferred Stock is not redeemable.

            4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Effective Issue Price (as defined below) for such series of Preferred Stock by the Conversion Price applicable to such series, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The Effective Issue Price for the Series A Preferred Stock shall be $0.20 per share; the Effective Issue Price for the Series B Preferred Stock shall be $0.4717 per share; the Effective Issue Price for the Series C-1 Preferred Stock and Series C-2 Preferred Stock shall be $0.8451 per share; the Effective Issue Price for the Series C-3 Preferred Stock shall be

$1.9129 per share; and the Effective Issue Price for the Series D Preferred Stock shall be $0.5543 per share. The initial Conversion Price per share for each series shall be the Effective Issue Price for such series; provided, however, that the Conversion Price shall be subject to adjustment as set forth in subsection 4(d).

                  (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for the respective series of Preferred Stock immediately upon the earlier of (A) except as provided below in subsection 4(c), the corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which was not less than $1.6629 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) and $10 million in the aggregate or (B) the date specified by written consent or agreement of the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a single class.

                  (c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for such Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                  (d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series A, Series B, Series C-1, Series C-2, Series C-3 and Series D Preferred Stock shall be subject to adjustment from time to time as follows:

                        (i)   (A)   (1)   With respect to the issuance of any
shares of the Series D Preferred Stock only, if the corporation shall issue any shares of Series D Preferred Stock without consideration or for a consideration per share less than the Conversion Price for the Series A, Series B, Series C-1 and/or Series C-2 Preferred Stock in effect immediately prior to the issuance of such shares of Series D Preferred Stock, the Conversion Price of the Series A, Series B, Series C-1 and/or Series C-2 Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause d(i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at such Conversion Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Series D Preferred Stock.

                                    (2)   With respect to the issuance of any
shares of the Series D Preferred Stock only, if the corporation shall issue any shares of Series D Preferred Stock without consideration or for a consideration per share less than the Conversion Price for the Series C-3 Preferred Stock in effect immediately prior to the issuance of such shares of Series D Preferred Stock, the Conversion Price for the Series C-3 Preferred Stock in effect immediately prior to the each such issuance shall forthwith (except as otherwise provided in this clause d(i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at such Conversion Price and the denominator of which shall be the lesser of, or, if both such clauses are equal, then the denominator shall be equal to, (I) the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Series D Preferred Stock or (II) the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at twenty-five thirty-seconds (25/32) of the Effective Issue Price for the Series C-3 Preferred Stock (adjusted solely for calculations under this clause (d)(i)(A)(2) to reflect subsequent stock dividends, stock splits or recapitalizations).

                                    (3)   Except with respect to the issuance of
any shares of the Series D Preferred Stock (which is provided for in the immediately preceding clauses d(i)(A)(1) and d(i)(A)(2)), if the corporation shall issue, after the date upon which any shares of the Series D Preferred Stock were first issued (the "Purchase Date"), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series A, Series B, Series C-1, Series C-2 Preferred Stock, Series C-3 Preferred Stock and/or Series D Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price of the Series A, Series B, Series C-1, Series C-2 Preferred Stock, Series C-3 Preferred Stock and/or Series D Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause d(i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the corporation for such issuance would purchase at such Conversion Price and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock.

                              (B)   No adjustment of the Conversion Price for
any series of Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                              (C)   In the case of the issuance of Common Stock
for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                              (D)   In the case of the issuance of Common Stock
for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board irrespective of any accounting treatment.

                              (E)   In the case of the issuance (whether before,
on or after the Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 4(d)(i) and subsection 4(d)(ii):

                                    (1)   The aggregate maximum number of shares
of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                    (2)   The aggregate maximum number of shares
of Common Stock deliverable upon conversion of or in exchange for (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

                                    (3)   In the event of any change in the
number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of each series of Preferred Stock to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                    (4)   Upon the expiration of any such
options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of each series of Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                    (5)   The number of shares of Common Stock
deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

                        (ii) "Additional Stock" shall mean any shares of Common Stock, or any obligation to issue any share of stock or other security of the corporation convertible into or exchangeable for Common Stock, issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation after the Purchase Date other than:

                              (A)   Common Stock issued pursuant to a
transaction described in subsection 4(d)(iii) hereof;

                              (B)   shares of Common Stock issuable or issued to
employees, consultants, directors or vendors (if in transactions with primarily non-financing purposes) of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board at any time when the total number of shares of Common Stock so issuable or issued (and not repurchased at cost by the corporation in connection with the termination of employment) does not exceed 6,850,000;

                              (C)   Common Stock issued upon conversion of
shares of Preferred Stock;

                              (D)   up to 100,000 shares of Common Stock issued
to banks or equipment lessors, provided such issuances are for other than primarily equity financing purposes and approval by the Board;

                              (E)   up to 250,000 shares of Common Stock issued
in connection with business combinations or corporate partnering agreements approved by the Board; and

                              (F)   14,432,618 shares of Series D Preferred
Stock issued pursuant to that certain Series D Preferred Stock Purchase Agreement dated on or about February 27, 1998.

                        (iii) In the event the corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Conversion Price of each series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                        (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for each series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.

                  (e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

                  (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of Preferred Stock shall thereafter be entitled to receive upon conversion of such series of Preferred Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon conversion of the Preferred Stock would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                  (g) No Impairment. This corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock and against impairment.

                  (h)   No Fractional Shares and Certificate as to Adjustments.

                        (i) No fractional shares shall be issued upon the conversion of any share or shares of Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                        (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of a series of Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such series of Preferred Stock.

                  (i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (j) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles of Incorporation.

                  (k)   Notices. Any notice required by the provisions of this
Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of this corporation.

            5.    Voting Rights.

                  (a) The holder of each outstanding share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which such outstanding shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                  (b) Notwithstanding the provisions of Section 5(a) above, so long as 2,650,000 shares of Series B Preferred Stock remain outstanding (as adjusted for subsequent stock splits, recapitalizations and the like), the holders of Series B Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the corporation (the "Series B Director"). At any meeting held for the purpose of electing or nominating directors, the presence in person or by proxy of the holders of a majority of the Series B Preferred Stock then outstanding shall constitute a quorum of the Series B Preferred Stock for the election or nomination of the Series B Director. A vacancy in the directorship elected solely by the holders of Series B Preferred Stock shall be filled only by vote of the holders of Series B Preferred Stock.

                  (c) Notwithstanding the provisions of Section 5(a) above, so long as 7,216,309 shares of Series D Preferred Stock remain outstanding (as adjusted for subsequent stock splits, recapitalizations and the like), the holders of Series D Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the corporation (the "Series D Director"). At any meeting held for the purpose of electing or nominating directors, the presence in person or by proxy of the holders of a majority of the Series D Preferred Stock then outstanding shall constitute a quorum of the Series D Preferred Stock for the election or nomination of the Series D Director. A vacancy in the directorship elected solely by the holders of Series D Preferred Stock shall be filled only by vote of the holders of Series D Preferred Stock.

            6. Protective Provisions. So long as at least twenty-five percent (25%) of the shares of any series of Preferred Stock remain outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series A, Series B, Series C-1, Series C-2, Series C-3 and Series D Preferred Stock, voting together as a single class:

                  (a) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of;

                  (b) alter or change the rights, preferences or privileges of the shares of any series of Preferred Stock so as to adversely affect the shares;

                  (c) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, any then existing series of Preferred Stock with respect to voting, dividends, redemption or upon liquidation; or

                  (d) amend the corporation's Articles of Incorporation or bylaws.

            7. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by the corporation. The Articles of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

      C.    Common Stock.

            1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board.

            2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Division (B) of this Article III.

            3.    Redemption. The Common Stock is not redeemable.

            4. Voting Rights. Except in the election of a director by the holders of Series B Preferred Stock and by the holders of Series D Preferred Stock as provided in Sections 5(b) and 5(c) of Division (B) of this Article III, the holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any shareholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE IV

      A. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

      B. The corporation is authorized, to the fullest extent permissible under California law, to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to applicable limits set forth in
Section 204 of the California Corporations Code with respect to actions for breach of duty to the corporation and its shareholders.

                                                       * * *

            THREE: The foregoing amendment and restatement has been approved by the Board.

            FOUR: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of the corporation in accordance with Sections 902 and 903 of the California General Corporation Law; the total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment and restatement was 6,178,968 shares of Common Stock, 525,000 shares of Series A Preferred Stock, 5,512,000 shares of Series B Preferred Stock, 569,525 shares of Series C-1 Preferred Stock, 605,122 shares of Series C-2 Preferred Stock and 2,282,730 shares of Series C-3 Preferred Stock. The number of shares voting in favor of the foregoing amendment and restatement equaled or exceeded the vote required, such required vote being (a) a majority of the outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock, voting together as a single class, (b) a majority of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock and Series C-3 Preferred Stock, voting together as a single class, and (c) a majority of the outstanding shares of Common Stock, voting as a single class.

            IN WITNESS WHEREOF, the undersigned have executed this certificate on February __, 1998.


                                        ----------------------------------------
                                        Scott Kauffman, President


                                        ----------------------------------------
                                        Thi Thumasathit, Assistant Secretary



            The undersigned certify under penalty of perjury that they have read the foregoing Amended and Restated Articles of Incorporation and know the contents thereof, and that the statements therein are true.

            Executed at Palo Alto, California, on February __, 1998.



                                        ----------------------------------------
                                        Scott Kauffman, President


                                        ----------------------------------------
                                        Thi Thumasathit, Assistant Secretary










                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                 ARTICLES OF INCORPORATION OF ADKNOWLEDGE INC.]

                                ADKNOWLEDGE INC.

                              AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT

                                  MARCH 4, 1998

                                TABLE OF CONTENTS

                                                                            Page
1.    Registration Rights.....................................................1
      1.1   Definitions.......................................................1
      1.2   Request for Registration..........................................2
      1.3   Company Registration..............................................3
      1.4   Obligations of the Company........................................4
      1.5   Furnish Information...............................................5
      1.6   Expenses of Registration..........................................5
      1.7   Underwriting Requirements.........................................6
      1.8   Delay of Registration.............................................6
      1.9   Indemnification...................................................6
      1.10  Reports Under Securities Exchange Act of 1934.....................8
      1.11  Form S-3 Registration.............................................9
      1.12  Assignment of Registration Rights................................10
      1.13  "Market Stand-Off"Agreement......................................10
      1.14  Termination of Registration Rights...............................10

2.    Covenants of the Company...............................................11
      2.1   Delivery of Financial Statements.................................11
      2.2   Delivery of Additional Information...............................11
      2.3   Inspection.......................................................11
      2.4   Termination of Information and Inspection Covenants..............11
      2.5   Confidentiality of Information...................................12
      2.6   Right of First Offer.............................................12

3.    Miscellaneous..........................................................13
      3.1   Successors and Assigns...........................................13
      3.2   Governing Law....................................................13
      3.3   Counterparts.....................................................13
      3.4   Titles and Subtitles.............................................13
      3.5   Notices..........................................................13
      3.6   Expenses.........................................................14
      3.7   Amendments and Waivers...........................................14
      3.8   Severability.....................................................14
      3.9   Aggregation of Stock.............................................14
      3.10  Entire Agreement.................................................14

                              AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT


            This Amended and Restated Investor Rights Agreement (the "Agreement") is made as of the 4th day of March, 1998, by and between AdKnowledge Inc., a California corporation (the "Company"), and the investors listed on Schedule A hereto, each of which is herein referred to as an "Investor."

                                    RECITALS

            WHEREAS, certain of the Investors (the "Existing Investors") hold shares of the Company's Series A, B, Series C-1, Series C-2 and Series C-3 Preferred Stock and are parties to an Investor Rights Agreement, dated March 14, 1997, as amended by Amendment No. 1 to the Investor Rights Agreement, dated December 31, 1997, between the Company and such Existing Investors (the "Prior Agreement");

            WHEREAS, certain of the Investors (the "Series D Investors") and the Company are parties to the Series D Preferred Stock Purchase Agreement of even date herewith, which provides for the sale and issuance of Series D Preferred Stock to such Series D Investors; and

            WHEREAS, in order to induce the Company to enter into the Series D Preferred Stock Purchase Agreement and to induce the Series D Investors to invest funds in the Company pursuant to the Series D Stock Purchase Agreement, the Investors and the Company hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement and that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the investors and certain other matters as set forth herein.

            NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

      1.    Registration Rights. The Company covenants and agrees as follows:

            1.1   Definitions. For purposes of this Section 1:

                  (a) The term "Act" means the Securities Act of 1933, as amended.

                  (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission (the "SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 hereof.

                  (d) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (e) The term "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  (f) The term "Registrable Securities" means (i) the Common Stock issuable or issued upon conversion of the Series B, Series C-1, Series C-2, Series C-3 and/or Series D Preferred Stock, (ii) except with respect to Sections 1.2 and 1.11, the Common Stock issuable or issued upon conversion of the Series A Preferred Stock and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the stock referenced in (i) or (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her rights under this Section 1 are not assigned.

                  (g) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

            1.2   Request for Registration.

                  (a) If the Company shall receive at any time after the earlier of (i) March 4, 2003, or (ii) twelve (12) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), a written request from the Holders of at least thirty percent (30%) of the Registrable Securities then outstanding that the Company file a registration statement under the Act for a public offering in which the aggregate proceeds from the offering would exceed $10,000,000, then the Company shall:

                        (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

                        (ii) effect as soon as practicable, and in any event shall use its best efforts to effect within 120 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5 below.

                  (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All

Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                  (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of at least 90 days after receipt of the request of the Initiating Holders; provided, however, the Company may not exercise this deferral right more than once in any twelve (12) month period.

                  (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 1.2:

                        (i) After the Company has effected two registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                        (ii)  During the period starting with the date sixty
(60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                        (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.11 below.

            1.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5 hereof, the Company shall, subject to the provisions of Section 1.7 hereof, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

            1.4   Obligations of the Company. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                  (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                  (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                  (i) Provided such securities are being sold through underwriters, use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Securities.

            1.5   Furnish Information.

                  (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                  (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.11 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.11(b)(2), whichever is applicable.

            1.6 Expenses of Registration. The Company shall bear and pay all expenses incurred in connection with a registration requested pursuant to Sections 1.2, 1.3 and 1.11, including without limitation, all registration, filing and qualification fees, printer's and accounting fees and the Company's legal fees, but excluding underwriter discounts and commissions relating to the Registrable Securities and the fees and disbursements of counsel for the selling Holders; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further that if such withdrawal is due to a material adverse change in the business of the Company that the Holders were not previously aware of at the time of their request and the Holders withdraw their request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any such expenses and shall not forfeit as provided above any rights to one demand registration pursuant to Section 1.2.

            1.7 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling shareholders may be excluded if the underwriters make the determination described above and no other shareholder's securities are included or (ii) notwithstanding (i) above, any shares being sold by a shareholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering or (iii) the Company limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by shareholders with no registration rights. For purposes of the preceding sentence concerning apportionment, for any selling shareholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence.

            1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

            1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, other federal or state securities laws, or any rule or regulation promulgated under the Act, the 1934 Act or other federal or state securities laws; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Act, the 1934 Act or other federal or state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.9(b) exceed the gross proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party a release from all liability in respect to such claim or litigation.

                  (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                  (f)   The obligations of the Company and Holders under this
Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

            1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act;

                  (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form; and

                  (d) take such action as is necessary to allow the Holders to use Form S-3.

            1.11 Form S-3 Registration. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                  (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

                  (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.11: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of at least 90 days after receipt of the request of the Holder or Holders under this Section 1.11; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.11; (5) if the Company has already effected three registrations on Form S-3 for the Holders pursuant to this Section 1.2; or (6) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                  (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 1.11 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

            1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.13 below, and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

            1.13 "Market Stand-Off" Agreement. Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period which was not acquired directly in the public market or in a public offering by the Company, except common stock included in such registration; provided, however, that:

                  (a) all executive officers and directors of the Company enter into similar agreements; and

                  (b) such market stand-off time period shall not exceed 180 days.

            In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

            1.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1, and all such rights shall terminate, (i) five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public or (ii) on such date after the closing of such sale of securities as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period.

      2.    Covenants of the Company.

            2.1 Delivery of Financial Statements. The Company shall deliver to each Investor:

                  (a)   as soon as practicable, but in any event within ninety
(90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company, a statement of shareholder's equity as of the end of such year, and a statement of cash flows for such year, which reports shall be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP") and audited by nationally recognized independent accountants;

                  (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, an unaudited balance sheet, an unaudited statement of cash flows and a statement of shareholder's equity as of the end of such fiscal quarter; and

                  (c) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request; provided, however, that the Company shall not be obligated under this subsection
(c) or any other subsection of Section 2.1 to provide information which it deems in good faith to be a trade secret or similar confidential information.

            2.2 Delivery of Additional Information. The Company shall deliver to each Holder who holds at least 500,000 shares of Registrable Securities:

                  (a) within twenty (20) days of the end of each month, an unaudited income statement, statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail; provided, however, that the Company's obligation under this subsection 2.2(a) shall not commence until the end of the third month from the date hereof; and

                  (b) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a business plan for the next fiscal year.

            2.3 Inspection. The Company shall permit each Investor, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.3 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information; provided, further, that the Investors coordinate their visitations and inspections so as to minimize the disruptions and interruptions to the Company.

            2.4 Termination of Information and Inspection Covenants. The covenants set forth in subsections 2.2(a) and (b) and Section 2.3 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

            2.5 Confidentiality of Information. The information provided pursuant to Sections 2.1 and 2.2 shall be used by each Holder or any permitted assignee of each Holder solely in furtherance of its interests as an investor in the Company, and such Holder and any permitted assignee of such Holder shall maintain the confidentiality of all information of the Company obtained under Sections 2.1 and 2.2, unless such information (i) was known by such Holder or permitted assignee prior to its disclosure to them by the Company, (ii) is disclosed to such Holder or permitted assignee without restriction as a matter of right by a third party not affiliated with or working for the Company, or
(iii) has become publicly available through no fault of such Investor or permitted assignee. Notwithstanding the foregoing, a Holder may disclose, if applicable, (i) to Holder's general and limited partners, or (ii) Holder's Board of Directors or executive officers such information provided that such general or limited partners, or such Board of Directors or executive officers agree to be bound by the terms of this Section 2.5.

            2.6 Right of First Offer. Subject to the terms and conditions specified in this paragraph 2.6, the Company hereby grants to each Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.6, an Investor includes any general partners and affiliates of an Investor. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

                  Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Investor in accordance with the following provisions:

                  (a) The Company shall deliver a notice by certified mail ("Notice") to the Investor stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                  (b) Within 20 calendar days after receipt of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series B, Series C-1, Series C-2, Series C-3 or Series D Preferred Stock then held, by such Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all convertible securities), issued and held, or issuable upon conversion of the Series B, Series C-1, Series C-2, Series C-3 or Series D Preferred Stock, then held by all Investors. The Company shall promptly, in writing, inform each Investor that purchases all the shares available to it ("Fully-Exercising Investor") of any other Investor's failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Investors were entitled to subscribe but which were not subscribed for by the Investors which is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Series B, Series C-1, Series C-2, Series C-3 or Series D Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued and held, or issuable upon conversion of the Series B, Series C-1, Series C-2, Series C-3 or Series D Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

                  (c) If all Shares which Investors are entitled to obtain pursuant to subsection 2.6(b) are not elected to be obtained as provided in subsection 2.6(b) hereof, the Company may, during the 60-day period following the expiration of the period provided in subsection 2.6(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable than, those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.

                  (d) The right of first offer in this Section 2.6 shall not be applicable (i) to the issuance or sale of shares of Common Stock (or options therefor) to Company employees, directors, officers, or consultants for the primary purpose of soliciting or retaining their employment or services, (ii) to or after consummation of a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act pursuant to registration statement on Form S-1, (iii) the issuance of Common Stock pursuant to the conversion of the Series B, Series C-1, Series C-2, Series C-3 or Series D Preferred Stock, or (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock, or otherwise.

      3.    Miscellaneous.

            3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

            3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            3.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, (ii) five (5) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties, or (iii) facsimile with confirmed receipt.

            3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            3.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company, whether or not such holder consented to such amendment or waiver.

            3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement

            3.10 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.















                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first above written.



COMPANY:                                ADKNOWLEDGE INC.


                                        By:
                                            ------------------------------------
                                                       Scott Kauffman
                                                         President

                               Address: 2191 Bayshore, Suite 100
                                        Palo Alto, CA  94303


SERIES D INVESTORS                      ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                               Address:
                                        ----------------------------------------

                                        ----------------------------------------








                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                           INVESTOR RIGHTS AGREEMENT]

EXISTING INVESTORS:               KLEINER PERKINS CAUFIELD & BYERS VIII

                                  By: KPCB VIII Associates, Its General Partner

                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------


                                  KPCB INFORMATION SCIENCES ZAIBATSU FUND II

                                  By: KPCB VII Associates, Its General Partner

                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------

                                  KPCB JAVA FUND
                                  By: KPCB VIII Associates, Its General Partner

                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------

                         Address: c/o Kleiner Perkins Caufield & Byers
                                  2750 Sand Hill Road
                                  Menlo Park, CA  94025-7020





                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                           INVESTOR RIGHTS AGREEMENT]

                                  MAYFIELD VII

                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------


                                  MAYFIELD ASSOCIATES FUND II

                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------


                                  MAYFIELD SOFTWARE PARTNERS

                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------

                         Address: c/o Mayfield Funds
                                  2800 Sand Hill Road, #250
                                  Menlo Park, CA  94025





                     [SIGNATURE PAGE TO AMENDED AND RESTATED
                           INVESTOR RIGHTS AGREEMENT]

                                   SCHEDULE A

                                    INVESTORS


Kleiner Perkins Caufield & Byers VIII
KPCB Information Sciences Zaibatsu Fund II
KPCB Java Fund
Fah-Chun Cheong
Thomas Churchill
Chih-Chao Lam
Chih-Ming Lam
Dale Thoms
Ken Tidwell
Andrew Kwee
Chi Kiong Chen
Ping Chen
Mayfield VII
Mayfield Associates Fund II
Mayfield Solftware Partners
CMP Media, Inc.
Allen L. Morgan
WS Investment Company 95B
Walden-SBIC, L.P.
Walden Technology Ventures II, L.P.
Walden EDB Partners, L.P.
Walden Japan Partners, L.P.
Walden Media & Info. Tech.
Partech U.S. Partners III C.V.
Parvest U.S. Partners II C.V.
Double Black Diamond II LLC
Almanori Limited
Multinvest Limited
InfoTech Ventures Ltd.
Asian Venture Capital Investment Corp.
TWG Investment LDC
O, W & W Investments Ltd.

                                CO-SALE AGREEMENT


            This Co-Sale Agreement (the "Agreement") is made this 4th day of March, 1998 by and among AdKnowledge Inc., a California corporation (the "Company"), the holders of shares of the Company's Common Stock listed on Exhibit A hereto (the "Shareholders," which term includes each Shareholder's heirs, executors, guardians, successors and assigns), and the holders of the Company's Series D Preferred Stock listed on Exhibit B hereto (the "Investors").

            WHEREAS, each of the Shareholders is the beneficial owner of the number of shares of the Company's Common Stock listed on Exhibit A hereto (the "Stock," which term for purposes of this Agreement also includes any additional shares of Common Stock of the Company now owned or hereafter acquired by any Shareholder).

            WHEREAS, the Shareholders and the Company acknowledge that they are entering into this Agreement as an inducement to and in consideration of the purchase of shares of the Series D Preferred Stock of the Company by the Investors pursuant to that certain Series D Preferred Stock Purchase Agreement of even date herewith by and among the Company and such Investors.

            NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties agree as follows:

            1.    Definitions.

                  (a) "Preferred Stock" shall mean the Company's outstanding Series A, Series B, Series C-1, Series C-2, Series C-3 and Series D Preferred Stock.

                  (b) "Common Stock" shall mean (i) the Company's Common Stock, (ii) shares of Common Stock issued or issuable upon conversion of the Company's outstanding Preferred Stock, (iii) shares of Common Stock issuable upon exercise of outstanding options to the extent such options are then exercisable and/or the stock issuable thereupon would not be subject to repurchase by the Company, and (iv) shares of Common Stock issuable upon conversion of any outstanding convertible securities.

            2.    Sales by Shareholders.

                  (a) Subject to any right of first refusal in favor of the Company, if any Shareholder proposes to sell or transfer any shares of Stock in one or more related transactions which will result in (i) the transfer of 50,000 or more shares of Stock by such Shareholder or (ii) the transferee of such shares holding more than fifty percent (50%) of the Common Stock, then such Shareholder shall promptly give written notice (the "Notice") to the Company and to the Investors at least twenty (20) days prior to the closing of such sale or transfer. The Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares of Stock to be sold or transferred, the nature of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the sale or transfer is being made pursuant to the provisions or paragraph 3(a) or 3(b) hereof, the Notice shall state under which paragraph the sale or transfer is being made.

                  (b) Each Investor shall have the right, exercisable upon written notice to such Shareholder within ten (10) days after receipt of the Notice, to participate in such sale of Stock on the same terms and conditions. To the extent one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Stock that the Shareholder may sell in the transaction shall be correspondingly reduced.

                  (c) Each Investor may sell all or any part of that number of shares of Stock equal to the product obtained by multiplying (i) the aggregate number of shares of Stock covered by the Notice by (ii) a fraction the numerator of which is the number of shares of Common Stock owned by the Investor at the time of the sale or transfer and the denominator of which is the total number of shares of Common Stock outstanding at the time of the sale or transfer.

                  (d) If any Investor fails to elect to fully participate in such Shareholder's sale pursuant to this Section 2, the Shareholder shall promptly give notice of such failure to the Investors who did so elect (the "Participants"). Such notice may be made by telephone if confirmed in writing within two (2) days. The Participants shall have five (5) days from the date such notice was given to agree to sell their pro rata share of the unsold portion. For purposes of this paragraph, a Participant's pro rata share of an unsold portion shall be the ratio of (x) the number of shares of Common Stock held by such Participant to (y) the total number of shares of Common Stock held by all the Participants and the Shareholder.

                  (e) Each Participant shall effect its participation in the sale by promptly delivering to the Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

                        (i) the type and number of shares of Common Stock which such Participant elects to sell; or

                        (ii) that number of shares of Series D Preferred Stock which is at such time convertible into the number of shares of Common Stock which such Participant elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Series D Preferred Stock in lieu of Common Stock, such Participant shall convert such Preferred Stock into Common Stock and deliver Common Stock as provided in subparagraph 2(e)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser.

                  (f) The stock certificate or certificates that the Participant delivers to the Shareholder pursuant to paragraph 2(e) shall be transferred to the prospective purchaser in consummation of the sale of the Stock pursuant to the terms and conditions specified in the Notice, and the Shareholder shall concurrently therewith remit to such Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Participant exercising its rights of co-sale hereunder, the Shareholder shall not sell to such prospective purchaser or purchasers any Stock unless and until, simultaneously with such sale, the Shareholder shall purchase such shares



                                       2.

or other securities from such Participant for the same consideration and on the same terms and conditions as the proposed transfer described in the Notice.

                  (g) The exercise or non-exercise of the rights of the Participants hereunder to participate in one or more sales of Stock made by the Shareholder shall not adversely affect their rights to participate in subsequent sales of Stock subject to paragraph 2(a).

                  (h) If none of the Investors elect to participate in the sale of the Stock subject to the Notice, the Shareholder may, not later than sixty (60) days following delivery to the Company and each of the Investors of the Notice, conclude a transfer of not less than all of the Stock covered by the Notice on terms and conditions not more favorable to the transferor than those described in the Notice. Any proposed transfer on terms and conditions more favorable than those described in the Notice, as well as any subsequent proposed transfer of any of the Stock by the Shareholder, shall again be subject to the co-sale rights of the Investors and shall require compliance by the Shareholder with the procedures described in this Section 2.

            3.    Exempt Transfers.

                  (a) Notwithstanding the foregoing, the co-sale rights of the Investors shall not apply to (i) any pledge of Stock made pursuant to a bona fide loan transaction that creates a mere security interest, (ii) any transfer to the ancestors, descendants or spouse or to trusts for the benefit of such persons or a Shareholder; or (iii) any bona fide gift; provided that (A) the transferring Shareholder shall inform the Investors of such pledge, transfer or gift prior to effecting it and (B) the pledgee, transferee or donee shall furnish the Investors with a written agreement to be bound by and comply with all provisions of this Agreement. Such transferred Stock shall remain "Stock" hereunder, and such pledgee, transferee or donee shall be treated as a "Shareholder" for purposes of this Agreement.

                  (b) Notwithstanding the foregoing, the provisions of Section 2 shall not apply to the sale of any Stock (i) to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), (ii) to the Company pursuant to a stock restriction agreement between the Shareholder and the Company which provides the Company with the right to repurchase such Stock upon the occurrence of certain events, or (iii) if prior to such sale, the Shareholder held less than five percent (5%) of the Company's outstanding shares or the Shareholders collectively held less than ten percent (10%) of the Company's outstanding shares.

            4.    Prohibited Transfers.

                  (a) In the event a Shareholder should sell any Stock in contravention of the co-sale rights of the Investors under this agreement (a "Prohibited Transfer"), the Investors, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Shareholder shall be bound by the applicable provisions of such option.

                  (b) In the event of a Prohibited Transfer, each Investor shall have the right to sell to the Shareholder the type and number of shares of Stock equal to the number of shares each Investor would have been entitled to transfer to the purchaser under Section 2(c)



                                       3.

hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

                        (i) The price per share at which the shares are to be sold to the Shareholder shall be equal to the price per share paid by the purchaser to the Shareholder in the Prohibited Transfer. The Shareholder shall also reimburse each Investor for any and all fees and expense, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor's rights under Section 2.

                        (ii) Within ninety (90) days after the later of the dates on which the Investor (A) received notice of the Prohibited Transfer or
(B) otherwise become aware of the Prohibited Transfer, each Investor shall, if exercising the option created hereby, deliver to the Shareholder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                        (iii) The Shareholder shall, upon receipt of the certificate or certificates for the shares to be sold by an Investor, pursuant to this subparagraph 4(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in subparagraph 4(b)(i), in cash or by other means acceptable to the Investor.

                        (iv) Notwithstanding the foregoing, any attempt by a Shareholder to transfer Stock in violation of Section 2 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of a majority in interest of the Investors.

            5.    Legend.

                  (a) Each certificate representing shares of Stock now or hereafter owned by the Shareholders or issued to any person in connection with a transfer pursuant to Section 3(a) hereof shall be endorsed with the following legend:

            "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CO-SALE AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

                  (b) Each Shareholder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 5(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement.



                                       4.

      6.    Miscellaneous.

            6.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

            6.2 Amendment. Any provision may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company, (ii) as to the Investors, by persons holding more than fifty percent (50%) in interest of the Common Stock held by the Investors and their assignees, pursuant to Section 6.3 hereof, and (iii) as to each Shareholder, such Shareholder, provided that any Investor may waive any of his rights hereunder without obtaining the consent of any other Investor. Any amendment or waiver effected in accordance with clauses (i), (ii) and (iii) of this paragraph shall be binding upon each Investor, its successors and assigns, the Company and the Shareholder in question.

            6.3 Assignment of Rights. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives. The rights of the Investors hereunder are only assignable (i) by each of such Investors to any other Investor or (ii) to an assignee or transferee who acquires all of the Common Stock purchased by an Investor or at least 50,000 shares of Common Stock.

            6.4 Term. This Co-Sale Agreement shall terminate upon the earlier of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Company's Common Stock at a price per share of not less than $1.67 (as adjusted for stock splits, reverse stock splits and the like effected after the date of this Agreement) and an aggregate offering price of not less than $10,000,000, (ii) the closing of the Company's sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of merger or consolidation resulting in the exchange of the outstanding shares of the Company's capital stock for securities or consideration issued, or caused to be issued, by the acquiring entity or its subsidiary, (iii) such time as the Investors hold an aggregate of less than 7,000,000 shares of Common Stock, and (iv) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company.

            6.5 Ownership. Each Shareholder represents and warrants that he is the sole legal and beneficial owner of the shares of stock subject to this Co-Sale Agreement and that no other person has any interest (other than a community property interest) in such shares.

            6.6 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five (5) days after deposit in the United States mail, by registered or certified



                                       5.

mail, postage prepaid and properly addressed to the party to be notified as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days' advance written notice to the other parties hereto. Notwithstanding the foregoing, the telephone notice permitted by Section 2(d) shall be effective at the time it is given.

            6.7 Severability. In the event one or more of the provisions of this Co-Sale Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Co-Sale Agreement, and this Co-Sale Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

            6.8 Attorney Fees. In the event that any dispute among the parties to this Co-Sale Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Co-Sale Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

            6.9 Counterparts. This Co-Sale Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            6.10 Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

            6.11 Aggregation of Stock. All shares of Common Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.















                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



                                       6.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        ADKNOWLEDGE INC.


                                        By:
                                            ------------------------------------
                                            Scott Kauffman
                                            President

                               Address: 2191 Bayshore, Suite 100
                                        Palo Alto, CA  94303


                                        INVESTORS:


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------
                                        Address:
                                                 -------------------------------

                                                 -------------------------------





                                       7.

                                        MAYFIELD VII


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        MAYFIELD ASSOCIATES FUND II


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                               Address: c/o Mayfield Fund
                                        2800 Sand Hill Road, #250
                                        Menlo Park, CA  94025














                      [SIGNATURE PAGE TO CO-SALE AGREEMENT]



                                       8.

                                  KLEINER PERKINS CAUFIELD & BYERS VIII

                                  By: KPCB VIII Associates, Its General Partner

                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------


                                  KPCB INFORMATION SCIENCES ZAIBATSU FUND II

                                  By: KPCB VII Associates, Its General Partner

                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------


                                  KPCB JAVA FUND

                                  By: KPCB VIII Associates, Its General Partner

                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------


                         Address: c/o Kleiner Perkins Caufield & Byers
                                  2750 Sand Hill Road
                                  Menlo Park, CA  94025-7020








                      [SIGNATURE PAGE TO CO-SALE AGREEMENT]



                                       9.

                                  SHAREHOLDERS:


                                  ----------------------------------------------
                                  Scott Kauffman

                                  Address:
                                           -------------------------------------

                                           -------------------------------------


                                 -----------------------------------------------
                                 Thi Thumasathit

                                  Address:
                                           -------------------------------------

                                           -------------------------------------














                      [SIGNATURE PAGE TO CO-SALE AGREEMENT]



                                      10.

                                    Exhibit A

                                Shareholder List

Scott Kauffman
Thi Thumasathit

                                    Exhibit B

                                  Investor List


KPCB Java Fund
KPCB VIII
KPCB Info Sciences Zaibatsu II
Mayfield VII
Mayfield Associates Fund II
Mayfield Software Partners
Walden-SBIC, L.P.
Walden Technology Ventures II, L.P.
Walden EDB Partners, L.P.
Walden Japan Partners, L.P.
Walden Media & Info. Tech.
Partech U.S. Partners III C.V.
Parvest U.S. Partners II C.V.
Double Black Diamond II LLC
Almanori Limited
Multinvest Limited
InfoTech Ventures Ltd.
Asian Venture Capital Investment Corp.
TWG Investment LDC
O, W & W Investments Ltd.

                                CONSENT OF SPOUSE

            I, _________________________, the spouse of ______________________, one of the shareholders referred to as a "Shareholder" in the foregoing Co-Sale Agreement, dated March ___, 1998, acknowledge that I have read the foregoing Agreement and that I know its contents. I am aware that by its provisions if I and/or my spouse agree to sell all or part of the shares of the Company held of record by either or both of us, including my community interest in such shares, if any, co-sale rights (as described in the Agreement) must be granted to the Investors (as defined in the Agreement) by the seller. I hereby agree that those shares and my interest in them, if any, are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of, or violate, the Agreement.


                                        Signature: _____________________________

Effective:  March __, 1998              Print Name: ____________________________